Exhibit 10.1

Execution Version

First Amendment to Credit Agreement

This First Amendment to Credit Agreement (herein, the “Amendment”) is entered into as of August 31, 2020, by and among Lawson Products, Inc., a Delaware corporation (the “Company”), Lawson Products, Inc., an Illinois corporation (“Lawson Illinois”), Baron Divestiture Company, an Illinois corporation (“Baron” and together with the Company and Lawson Illinois, individually, each a “U.S. Borrower” and, collectively, the “U.S. Borrowers”), Lawson Products Canada Inc., a British Columbia corporation (“Lawson Products Canada”) and The Bolt Supply House Ltd., an Alberta corporation (“Bolt Supply” and together with Lawson Products Canada, individually, each a “Canadian Borrower” and, collectively, the “Canadian Borrowers”; the Canadian Borrowers and the U.S. Borrowers, individually, each a “Borrower” and, collectively, the “Borrowers”), the other Loan Parties identified on the signature page hereto, the Lenders identified on the signature pages hereto, and JPMorgan Chase Bank, N.A., individually as a Lender, as an Issuing Bank and as Administrative Agent.

Preliminary Statements

A.           The Borrowers, the other Loan Parties, the Lenders and the Administrative Agent are parties to that certain Credit Agreement dated as of October 11, 2019 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement (as amended hereby).

B.            The Borrowers have requested that the Administrative Agent and Lenders make certain amendments to the Credit Agreement, as more fully described herein, and the Lenders party hereto are willing to do so under the terms and conditions set forth in this Amendment.

Now, Therefore, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Section 1. Amendments.

Upon the satisfaction of the conditions precedent set forth in Section 2 below, the Credit Agreement shall be and hereby is amended as follows:

1.1.          Section 1.01 of the Credit Agreement shall be amended by amending and restating the following defined terms to read in their entirety as follows:

“Issuing Bank Sublimit” means, as of the First Amendment Date, (i) in the case of Chase, (x) $40,000,000 at all times prior to the one-year anniversary of the First Amendment Date and (y) $15,000,000 at all times from and after the one-year anniversary of the First Amendment Date, and (ii) such amount as shall be designated to the Administrative Agent and the Borrower Representative in writing by an Issuing Bank; provided that any Issuing Bank shall be permitted at any time to increase or reduce its Issuing Bank Sublimit upon providing five (5) days’ prior written notice thereof to the Administrative Agent and the Borrowers.

1.2.          Section 1.01 of the Credit Agreement shall be amended by adding the following defined term in the appropriate alphabetical position therein, which shall read as follows:

“First Amendment Date” means August 31, 2020.

1.3.          Clause (i) of Section 2.06(b) of the Credit Agreement shall be amended and restated to read as follows: “(i) the Dollar Equivalent of the aggregate LC Exposure shall not exceed (x) $40,000,000 at any time prior to the one-year anniversary of the First Amendment Date and (y) $15,000,000 at any time from and after the one-year anniversary of the First Amendment Date.”

1.4.          Section 6.01 of the Credit Agreement shall be amended by (i) deleting “and” at the end of clause (e), (ii) replacing the “.” at the end of clause (f) with “; and”, and (iii) adding a new clause (g) to read in its entirety as follows:

(g)            Indebtedness in respect of the deferred portion, in an amount up to $36,000,000, of the purchase price payable to NCH Corporation and NCH Canada, Inc. (together, “NCH”) in connection with the Permitted Acquisition of the Partsmaster division of NCH; provided that such Indebtedness may be supported by a Letter of Credit but shall otherwise be unsecured.

Section 2. Conditions Precedent.

The effectiveness of this Amendment is subject to the satisfaction of the following condition precedent: the Borrowers, the other Loan Parties, the Required Lenders and the Administrative Agent shall have executed and delivered this Amendment.

Section 3. Representations.

In order to induce the Administrative Agent and the Lenders to execute and deliver this Amendment, each Loan Party hereby represents to the Administrative Agent and the Lenders that as of the date hereof (a)  the representations and warranties set forth in Article 3 of the Credit Agreement are true and correct in all material respects (except to the extent already qualified as to materiality, in which case they are true and correct in all respects), except to the extent the same expressly relate to an earlier date in which case they are true and correct in all material respects as of such earlier date (except to the extent already qualified as to materiality, in which case they are true and correct in all respects), (b)  no Default or Event of Default has occurred and is continuing under the Credit Agreement or shall result after giving effect to this Amendment and (c) each Loan Party has taken all necessary action to authorize it to execute, deliver and perform its obligations under this Amendment in accordance with the terms hereof and to consummate the transactions contemplated hereby, and (d) this Amendment has been duly executed and delivered by the Loan Parties and is the legal, valid and binding obligation of each Loan Party, enforceable in accordance with its terms except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

Section 4. Miscellaneous.

4.1.          The Loan Parties heretofore executed and delivered to the Administrative Agent the Security Agreements and certain other Collateral Documents. Each of the Loan Parties hereby acknowledges and agrees that the Liens created and provided for by the Collateral Documents continue to secure, among other things, the Secured Obligations; and the Collateral Documents and the rights and remedies of the Administrative Agent and the Lenders thereunder, the obligations of the Loan Parties, as applicable, thereunder, and the Liens created and provided for thereunder remain in full force and effect and shall not be affected, impaired or discharged hereby (except as specifically contemplated hereby). Nothing herein contained shall in any manner affect or impair the priority of the Liens created and provided for by the Collateral Documents as to the indebtedness which would be secured thereby prior to giving effect to this Amendment.

4.2.          Except as specifically amended herein, the Credit Agreement shall continue in full force and effect in accordance with its original terms. Reference to this specific Amendment need not be made in the Credit Agreement, the Notes, or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to or with respect to the Credit Agreement, any reference in any of such items to the Credit Agreement being sufficient to refer to the Credit Agreement as amended hereby.

4.3.          In accordance with, and subject to, Section 9.03 of the Credit Agreement, the Borrowers agree to pay on demand all reasonable and documented costs and expenses of or incurred by the Administrative Agent in connection with the negotiation, preparation, execution and delivery of this Amendment, including the reasonable and documented fees and expenses of counsel for the Administrative Agent.

4.4.          This Amendment may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, all of which taken together shall constitute one and the same agreement. Any of the parties hereto may execute this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original. Delivery of a counterpart hereof by facsimile transmission or by e-mail transmission of an Adobe portable document format file (also known as a “PDF” file) shall be effective as delivery of a manually executed counterpart hereof. This Amendment, and the rights and duties of the parties hereto, shall be construed and determined in accordance with the laws of the State of Illinois without regard to conflicts of law principles that would require application of the laws of another jurisdiction.

[Signature Pages to Follow]

This First Amendment to Credit Agreement is entered into as of the date and year first above written.

“Borrowers”

Lawson Products, Inc., a Delaware corporation

By	/s/ Ronald Knutson
Name	Ronald Knutson
Title	EVP, CFO, Treasurer and Controller

Lawson Products, Inc., an Illinois corporation

By	/s/ Ronald Knutson
Name	Ronald Knutson
Title	EVP, CFO, Treasurer

Baron Divestiture Company, an Illinois corporation

By	/s/ Ronald Knutson
Name	Ronald Knutson
Title	Vice President, Treasurer

Lawson Products Canada Inc., a British Columbia corporation

By	/s/ Ronald Knutson
Name	Ronald Knutson
Title	Vice President, Treasurer

The Bolt Supply House Ltd., an Alberta corporation

By	/s/ Ronald Knutson
Name	Ronald Knutson
Title	Senior Vice President, Treasurer

[Signature Page to First Amendment to Credit Agreement (Lawson)]

“Other Loan Parties”

Sandalwood Divestiture Company, Inc., an Alabama corporation

By	/s/ Ronald Knutson
Name	Ronald Knutson
Title	Vice President, Treasurer

[Signature Page to First Amendment to Credit Agreement (Lawson)]

JPMorgan Chase Bank, N.A., individually, and as Administrative Agent, Lender and Issuing Bank

By	/s/ Jared Zuniga
	Name	Jared Zuniga
	Title	Officer

[Signature Page to First Amendment to Credit Agreement (Lawson)]

“Lenders”

Bank of America, N.A., as a Lender

By	/s/ A. Quinn Richardson
	Name	A. Quinn Richardson
	Title	Senior Vice President

[Signature Page to First Amendment to Credit Agreement (Lawson)]

Bank of America, national association, acting through its Canada branch, as a Lender

By	/s/ Medina Sales de Andrade
	Name	Medina Sales de Andrade
	Title	Vice President

“Lenders”

CIBC BANK USA, as a Lender

By	/s/ Ross Kohn
	Name	Ross Kohn
	Title	Managing Director

[Signature Page to First Amendment to Credit Agreement (Lawson)]